UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 1, 2005

Imation Corp.

(Exact name of registrant as specified in its charter)

DELAWARE		41-1838504
(State or other jurisdiction	1-14310	(IRS Employer
of incorporation)	(Commission File Number)	Identification Number)

1 IMATION PLACE
OAKDALE, MINNESOTA	55128
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (651) 704-4000

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
SIGNATURE
Amendment to Stock Option Agreement

Item 1.01 Entry Into a Material Definitive Agreement

On February 1, 2005, the Compensation Committee of the Company’s Board of Directors approved an amendment to the performance option granted to the Company’s Chief Executive Officer, Bruce A. Henderson. The amendment changes the measuring period for the Company’s performance from January 1, 2004 through December 31, 2007, (as compared to the December 31, 2003 full fiscal year operating income) to January 1, 2005 through December 31, 2007, (as compared to the December 31, 2004 full fiscal year operating income before deducting restructuring and other special items (i.e., $79.1 million)). Since Mr. Henderson was hired in May 2004, the Compensation Committee determined that the change in measuring period would more appropriately reflect the time period to measure Mr. Henderson’s contributions to the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imation Corp. (REGISTRANT)

Date: February 7, 2004	By:	/s/ Paul R. Zeller

Paul R. Zeller
Vice President,
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit
1.01	Amendment to stock option agreement